UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Valaris plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-8097 (Commission File Number)	98-0635229 (I.R.S. Employer Identification Number)

6 Chesterfield Gardens

London, England W1J5BQ

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

P. Carey Lowe will step down from his position as Executive Vice President and Chief Operating Officer of Valaris plc (the “Company”) effective November 30, 2019 and will terminate employment with the Company effective as of December 31, 2019.

The Company has appointed Gilles Luca as Senior Vice President and Chief Operating Officer of the Company effective December 1, 2019. Mr. Luca, age 48, joined the Company in 1997 and has been Senior Vice President — Operations Support since April 2019. From December 2014 to April 2019, he was Senior Vice President - Western Hemisphere. His prior positions with the Company have included Vice President - Business Development and Strategic Planning, Vice President - Brazil Business Unit and General Manager - Europe and Africa. Mr. Luca has no familial relationships with any director or other executive officer of the Company. Mr. Luca will receive a base annual salary of $525,000 per year, a target annual bonus opportunity of 85% of his base salary level, an annual long-term incentive award with a target value of $1,500,000, and certain expatriate assignment benefits.

The Company has adopted an Executive Severance Plan (the “Severance Plan”). The Severance Plan provides eligible individuals, including each of the Company’s Senior Vice Presidents and Executive Vice Presidents, with the following separation payments and benefits in the event of a qualifying termination, subject to the executive executing and not revoking a release of claims and complying with certain restrictive covenants:

•	For qualifying terminations occurring on or prior to April 10, 2020, cash severance in an amount equal to 100% (for Senior Vice Presidents) or 200% (for Executive Vice Presidents) of the sum of the executive’s annual base salary and target annual bonus opportunity;
•	For qualifying terminations occurring after April 10, 2020, cash severance in an amount equal to 100% (for Senior Vice Presidents) or 150% (for Executive Vice Presidents) of the executive’s annual base salary;
•	A pro-rated annual bonus for the year of termination (based on actual performance);
•	Forfeiture of all outstanding restricted stock units, restricted shares and cash performance units granted prior to the effective date of the Severance Plan;
•	Accelerated vesting of all outstanding restricted stock units and restricted shares granted following the effective date of the Severance Plan;
•	Accelerated vesting of a pro-rata portion of outstanding cash performance units granted following the effective date of the Severance Plan based on actual results realized; and
•	Continued group health plan coverage (or a cash payment equivalent thereto) and eligibility to receive outplacement services for a period of twelve months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2019	Valaris plc

	By:	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President and General Counsel